UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2003

IMPERIAL PARKING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15629	91-2161409

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Cordova Street, Suite 300
Vancouver, BC, Canada V6B 1G1

(Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report:

Item 5.    Other Events

On January 31, 2003, the Company issued a press release to announce the engagement of The Blackstone Group L.P., as its independent financial advisor, to assist the Special Committee of the Company in exploring strategic alternatives available to it in the context of the decision by Gotham Partners to sell its ownership interest in the Company. A copy of the press release is attached as Exhibit 99.1.

The Company has agreed to pay Blackstone $300,000 upon signing of the engagement agreement, $100,000 on the date that is one month after signing and an additional $100,000 on the date that is two months after signing. The Company has also agreed to indemnify Blackstone, to reimburse certain expenses of Blackstone and to pay additional amounts for additional services if requested by the Company or in connection with certain transactions that may occur.

Item 7.    Financial Statements and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Proforma Financial Information.

None.

(c)	Exhibits.

The following exhibits are filed herewith:

S-K Item Number	Description

99.1	Text of press release dated January 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL PARKING CORPORATION

Date: February 3, 2003	By:	/s/ J. Bruce Newsome J. Bruce Newsome Chief Financial Officer

EXHIBIT INDEX

S-K Item
Number	Description

99.1	Text of press release dated January 31, 2003.